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                                  [LETTERHEAD]



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent, as successor accountants of Dayton & Associates (said firm being merged with and into Vavrinek, Trine, Day & Co. on September 1, 1996) to the inclusion of their Independent Auditor's Report dated February 29, 1996 regarding the consolidated balance sheets of Monarch Bancorp and Subsidiaries as of December 31, 1995 and December 31, 1994, and the related statements of operations, changes in capital, and cash flows for each of the two years in the period ended December 31, 1995, and the reference to our firm as "experts", in the Form 10-KSBA filed with the Securities and Exchange Commission and the reference to our firm as "experts" in the Form S-8 filed with the Securities and Exchange Commission.


                                         /s/ Vavrinek, Trine, Day & Co.
                                         ------------------------------
                                             Vavrinek, Trine, Day & Co.


June 5, 1997
Laguna Hills, California